Exhibit 99.1

CleanSpark, Inc. Announces Closing of Upsized

$1.15 Billion Zero-Coupon Convertible Notes Offering

LAS VEGAS, November 13, 2025 – CleanSpark, Inc. (Nasdaq: CLSK), America's Bitcoin Miner® (“CleanSpark” or the “Company”), today announced that it completed its previously announced offering (the “Offering”) of $1.15 billion aggregate principal amount of 0.00% Convertible Senior Notes due 2032 (the “Convertible Notes”). The Convertible Notes were sold to the initial purchasers for resale in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Company has also repurchased 30.6 million shares of the Company’s common stock, (“Common Stock”) (representing approximately 10.9% of the Common Stock currently outstanding) for approximately $460.0 million from investors in the Offering, which will be removed from the Company’s outstanding share count. None of the shares were repurchased from any of the Company’s directors and officers, as all signed 45-day lock-up agreements in connection with the Offering.

“This transformative $1.15 billion offering marks a defining moment in CleanSpark’s growth as a leading energy and infrastructure compute platform, strengthened by the support of world-class institutional investors,” said Matt Schultz, CleanSpark Chairman and Chief Executive Officer. “Our repurchase of more than 10% of our outstanding shares for approximately $460 million reinforces our confidence in the business we’re building and our commitment to long-term value creation. This capital empowers us to expand our power portfolio and meet the accelerating demand for high-performance and AI-driven data center infrastructure.”

The net proceeds to the Company from the sale of the Convertible Notes were approximately $1.13 billion, after deducting the initial purchasers’ discounts and estimated expenses payable by the Company in connection with the offering. The Company has used approximately $460.0 million to repurchase shares of its common stock from investors in the Offering and intends to use the remaining net proceeds for the expansion of its power and land portfolio, the development of data center infrastructure, the repayment of outstanding bitcoin-backed line of credit balances and general corporate purposes.

The Convertible Notes and any shares of common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act or securities laws of any other jurisdiction, and the Convertible Notes and such shares of common stock may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Convertible Notes, nor shall there be any sale of the Convertible Notes or common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CleanSpark

CleanSpark (Nasdaq: CLSK), America's Bitcoin Miner®, is a market-leading data center developer with a proven track record of success. We own a portfolio of more than 1.3 GW of power, land, and data centers across the United States powered by globally competitive energy prices. Sitting at the intersection of Bitcoin, energy, operational excellence and capital stewardship, we optimize our infrastructure to deliver superior returns to our shareholders. Monetizing low-cost, high reliability energy by producing a global emerging critical resource – compute – positions us to prosper in an ever-changing world.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts, such as statements concerning the anticipated use of the net proceeds of the offering. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of CleanSpark’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others, risks described in the Company’s prior press releases and in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in those filings, and other risks the Company may identify from time to time. Forward-looking statements contained herein are made only as to the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investors:

Harry Sudock

702-989-7693

ir@cleanspark.com

Media:

Eleni Stylianou

702-989-7694

pr@cleanspark.com